     THE OPTION GRANTED PURSUANT TO THIS STOCK OPTION AGREEMENT (THE "OPTION") AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE OPTION OR THE SHARES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL ADDRESSED TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                             STOCK OPTION AGREEMENT

          THIS AGREEMENT is entered into as of June 5, 1996 among Guitar Center Management Company, Inc., a California corporation (the "Company"), and Marty Albertson (the "Optionee").

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

          SECTION 1.  GRANT OF OPTION.

          On the terms and subject to the conditions stated in this Agreement, the Company hereby grants to the Optionee an option (the "Option") to purchase 43,344 shares of Common Stock (the "Option Shares") for a purchase price per share of $1.00 (as adjusted from time to time in accordance with the terms of this Agreement, the "Exercise Price").

          SECTION 2. TERM. The term of the Option (the "Option Term") shall commence on the date hereof and expire on the earlier to occur of (i) the tenth anniversary of the date hereof or (ii) the consummation of a Company Sale, unless the Option shall have sooner been terminated in accordance with the terms of this Agreement. Anything contained in this Agreement to the contrary notwithstanding, the Option shall terminate, become null and void and be of no further force or effect upon the occurrence of a Termination Event if such termination occurs prior to the occurrence of an Acceleration Event. Furthermore, if a Termination Event occurs after the occurrence of an Acceleration Event, the Optionee shall be permitted to exercise the Option as to any and all unexercised Vested Shares only during the period within 90 days after the Termination Date.

          SECTION 3.  VESTING AND EXERCISE OF OPTION.

               (a) Unless accelerated pursuant to Section 6, the Option shall vest in three equal installments on each of the seventh, eighth and ninth anniversary of the date hereof.

               (b) The Option may be exercised only to the extent it has vested. Subject to the provisions of Section 2, the Optionee may exercise the Option as to any and all Vested

Shares, from time to time, in whole or in part, until the termination of the Option Term. Upon termination of the Option Term, the Option granted hereunder shall expire and the Optionee shall have no further right to exercise any portion of the Option.

          SECTION 4.  EXERCISE PROCEDURES.

          The Optionee may exercise this Option by giving written notice to the Company pursuant to Section 11(c). The notice shall specify the election to exercise the Option and the number of Option Shares for which it is being exercised. The notice shall be signed by the Optionee. The Optionee shall deliver to the Company at the time of giving the notice payment of the Purchase Price in accordance with Section 5. If an exercise of any portion of the Option is to be made in connection with a Public Offering or Company Sale, the exercise of all or any portion of the Option may, at the election of the Optionee, be conditioned upon the consummation of the Public Offering or Company Sale, in which case such exercise shall be deemed not to be effective if such Public Offering or Company Sale is not consummated and if, in the case of a Company Sale, such Company Sale is consummated, the exercise will be deemed to have occurred immediately prior to the consummation of such Company Sale.

          SECTION 5.  PAYMENT FOR STOCK.

          The entire Purchase Price shall be paid in lawful money of the United States of America by check.

          SECTION 6.  ACCELERATED VESTING.

          Notwithstanding anything contained in Section 3 to the contrary and subject to the provisions of this Agreement:

          (a) If no Termination Event has previously occurred and if a Qualified Public Offering is consummated at a price per share to the public (the "Public Offering Price") sufficient to cause the Calculated Corporate Value of the Company to be equal to or greater than the Applicable Target Value as of the date such Qualified Public Offering is consummated, then all Unvested Shares shall immediately vest.

          (b) If (i) no Termination Event has previously occurred, (ii) a Public Offering has been consummated, (iii) a Significant Public Float exists on the Market Determination Date referred to in clause (iv) below, and (iv) the Current Public Market Value as of any date (the "Market Determination Date") occurring more than 20 days after a Public Offering is sufficient to cause the Calculated Corporate Value of the Company to be equal to or greater than the Applicable Target Value for such Market Determination Date, then all Unvested Shares shall immediately vest.

          (c) If no Termination Event has previously occurred and if a Company Sale is consummated and the Shareholder Consideration paid in such Company Sale is sufficient to cause the Indicated Value of the Company to be equal to or greater than the Applicable Target Value as of the date on which the Company Sale is consummated, then all Unvested Shares shall immediately vest.

          (d) If (i) no Qualified Public Offering or Company Sale shall have occurred and (ii) Optionee's employment with the Company is terminated by the Company without Cause (unless such termination was accompanied by the Requisite Approval) or is terminated by the Optionee with Reasonable Justification, then all Unvested Shares shall immediately vest.

          SECTION 7.  NO TRANSFER OR ASSIGNMENT OF OPTION.

          Except as otherwise provided in this Agreement, the Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, the Option shall automatically expire and the rights and privileges conferred hereby shall immediately become null and void. Any shares issued to the Optionee (or his successors, heirs or assigns) upon exercise of the Option shall be subject to the restrictions contained in the Stockholders' Agreement and shall be deemed Management Stockholder Shares (as defined in the Stockholders' Agreement) for all purposes thereunder.

          SECTION 8. OPTIONEE'S EMPLOYMENT.

          Nothing in the Option shall confer upon the Optionee any right to continue to be employed by the Company or interfere in any way with the right of the Company or its stockholders, as the case may be, to terminate the Optionee's employment or retention by the Company or to increase or decrease the Optionee's compensation at any time.

          SECTION 9.  RESTRICTIONS ON OPTIONS AND OPTIONED SHARES.

          (a)  COMPLIANCE WITH SECURITIES LAWS

          No shares of Common Stock shall be issued and delivered upon the exercise of this Option, unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

          The Board in its discretion may, as a condition to the exercise of this Option, require the Optionee (i) to represent in writing that the shares of Common Stock received upon exercise of this Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by the Company. Stock certificates representing shares of Common Stock acquired upon the exercise of this Option that have not been registered under the Securities Act shall, if required by the Board, bear the following legend and such additional legends as may be required by the Stockholders' Agreement:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL TO THE ISSUER HEREOF THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

          (b)  S-8 REGISTRATION

          Concurrent with, or promptly following completion of a Public Offering, the Company shall register on Form S-8 (or any successor form), if and to the extent then so registrable, all shares of Common Stock issuable upon exercise of this Option.

          SECTION 10.  SHARES AND ADJUSTMENTS.

               (a) GENERAL. In the event of any stock dividend, stock split or share combination, a proportionate adjustment will be made in (i) the number of Option Shares, and (ii) the Exercise Price, in each case to prevent dilution or enlargement of the rights under this Agreement. This Agreement reflects the occurrence of a 100-for-one stock split of the Company's Common Stock which is to become effective immediately after the closing under the Stock Purchase Agreement dated May 1, 1996 among the Company and the other parties thereto.

               (b) ORGANIC CHANGE. If an Organic Change occurs, in lieu of the Option Shares issuable upon exercise of the Option, the Option will thereafter be exercisable for such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of the Option had such Organic Change not taken place.

               (c)  RESERVATION OF RIGHTS. Except as expressly provided in this
Section 10, the Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into or exercisable or exchangeable for shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the Option Shares subject to the Option. The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

               SECTION 11.  MISCELLANEOUS PROVISIONS.

               (a) WITHHOLDING TAXES. In the event that the Company determines that it is required to withhold, federal, state or local tax as a result of the exercise of the Option, the Optionee, as a condition to the exercise of the Option, shall make arrangements reasonably satisfactory to the Company to enable the Company to satisfy all withholding requirements.

               (b) RIGHTS AS A STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any Option Shares subject to the Option until such Option Shares have been issued in the name of the Optionee. Nothing contained in this Section 11(b) will impair any contract rights which the Optionee may hold.

               (c) NOTICE. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or 5 business days after being deposited with the United States Postal Service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice at the address shown on the books and records of the Company (or at such other address as such party may designate by 10 days' advance written notice to the other party to this Agreement).

               (d) ENTIRE AGREEMENT. This Agreement, and the other agreements entered into contemporaneous herewith, constitute the entire contract between the parties hereto with regard to the subject matter hereof, and supersede all prior agreements relating hereto.

               (e) CHOICE OF LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA TO BE

APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF CALIFORNIA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

               (f) AMENDMENTS. This Agreement may be amended or modified only in a writing signed by the Company and the Optionee.

               (g) NO STRICT CONSTRUCTION. The language of this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction will be applied against any person.

               (h) MUTUAL WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

          SECTION 12.  DEFINITIONS.

          "AGREEMENT" shall mean this Stock Option Agreement.

          "APPLICABLE TARGET VALUE" means with respect to any Potential Acceleration Event, an amount equal to $280,000,000 increased (or decreased) by the positive (or negative) amount equal to the Cumulative Adjustment Amount as of the date of such Potential Acceleration Event.

          "BOARD" shall mean the Board of Directors of the Company, as constituted from time to time.

          "CALCULATED CORPORATE VALUE" (a) in connection with any Qualified Public Offering or Market Price Determination means an amount equal to the sum of (x) the aggregate liquidation value of the Junior Preferred Stock outstanding on the date of measurement plus (y) the Public Offering Price or Current Public Market Value, applicable to such Qualified Public Offering or Market Price Determination, multiplied by the number of Option Vesting Determination Shares, and (b) in connection with any Company Sale means the Calculated Corporate Value as defined in the Company's 1996 Performance Stock Option Plan.

          "CAUSE" shall have the meaning ascribed to it in the Employment Agreement.

          "COMMON STOCK" means the Company's Common Stock, no par value.

          "COMMON STOCK EQUIVALENTS" means the right to acquire, whether or not immediately exercisable, one share of Common Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement, including the shares of Common Stock issuable pursuant to those certain two Stock Option Agreements between the Company on the one hand and Larry Thomas or Marty Albertson on the other hand (this Stock Option Agreement being one of such Stock Option Agreements).

          "COMPANY SALE" shall have the meaning ascribed to "Sale of the Company" in the Stockholders' Agreement.

          "CUMULATIVE ADJUSTMENT AMOUNT" shall mean, as of the date of any Potential Acceleration Event (after giving pro-forma effect to such Potential Acceleration Event), the cumulative amount (without duplication) of the following payments from the date immediately following the date hereof through and including such Potential Acceleration Event: (x) all payments received by the Company in consideration of the issuance after the date hereof of its Common Stock and Junior Preferred Stock or any options or warrants to acquire Common Stock and/or Junior Preferred Stock minus (y) all dividends and other distributions made or declared by the Company with respect to its Common Stock and Junior Preferred Stock plus all payments by the Company in consideration of the purchase or redemptions of its Common Stock and/or Junior Preferred Stock or options or warrants to acquire Common Stock and/or Junior Preferred Stock. The value of any payment which is made with consideration other than cash shall equal its fair market value as determined in good faith by the Board.

          "CURRENT PUBLIC MARKET VALUE" means as to any security (i) the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or,
(iii) if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, (iv) if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 days consisting of the 20 business days preceding the day the "Current Public Market Value" is being determined.

          "EMPLOYMENT AGREEMENT" means that certain Employment Agreement, dated as of the date hereof, between the Company and the Optionee.

          "EXERCISE PRICE" has the meaning given to such term in Section l.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

          "JUNIOR PREFERRED STOCK" means the Company's 8% Junior Preferred Stock referenced in the Purchase Agreement.

          "MARKET PRICE DETERMINATION" means the determination of the Calculated Corporate Value of the Company as of any Market Determination Date pursuant to
Section 6(b).

          "OPTION" has the meaning given to such term in Section l.

          "OPTION SHARES" has the meaning given to such term in Section l.

          "OPTION TERM" has the meaning given to such term in Section 2.

          "OPTION VESTING DETERMINATION SHARES" means the shares of Common Stock and Common Stock Equivalents outstanding minus any Reserved Shares under the Company's 1996 Performance Stock Option Plan not classified as Shares Available for Award.

          "ORGANIC CHANGE" means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

          "PERSON" shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "POTENTIAL ACCELERATION EVENT" means a Qualified Public Offering, Market Price Determination or Company Sale.

          "PUBLIC OFFERING" means the sale, whether by the Company or its Stockholders, in an underwritten public offering registered under the Securities Act, of shares of equity securities, other than any offering made in connection with a business acquisition or an employee benefit plan, with such shares being listed on a national securities exchange or the Nasdaq National Market System.

          "PUBLIC OFFERING PRICE" means the gross selling price (before underwriters discount) for a share of Common Stock in a Qualified Public Offering.

          "PURCHASE PRICE" means the Exercise Price multiplied by the number of Shares with respect to which the Option is being exercised.

          "QUALIFIED PUBLIC OFFERING" means the first Public Offering of shares of Common Stock having an aggregate offering value (before underwritten discount) of at least $35 million.

          "REASONABLE JUSTIFICATION" shall have the meaning ascribed to it in the Employment Agreement.

          "REQUISITE APPROVAL" means a determination by all but one of the members of the Board holding such positions when the Requisite Approval was obtained, excluding, however, any members of the Board designated pursuant to
Section 10(a)(i) of the Stockholders Agreement, that a termination of the Optionee's employment Without Cause should, for purposes of this Agreement, be treated as a termination for Cause.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SHARE" shall mean one share of Common Stock, as adjusted in accordance with Section 10 (if applicable).

          "SIGNIFICANT PUBLIC FLOAT" will be deemed to exist on any Market Determination Date if the aggregate number of shares of Common Stock which have been sold to the public pursuant to one or more Public Offerings and to the public pursuant to Rule 144 under the Securities Act and which, in either case, have not been repurchased by the Company or any of its Subsidiaries, equals or exceeds 20% of the Option Vesting Determination Shares.

          "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement dated the date hereof among the Company and certain of its stockholder.

          "SUBSIDIARY" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 504 of the total combined voting power of all classes of outstanding stock of such corporation.

          "TERMINATION EVENT" means a termination of the Optionee's employment with the Company and its Subsidiaries if such termination constitutes a Voluntary Termination or a termination for Cause.

          "TRANSFER" shall be construed broadly and shall include any transfer of Common Stock, including without limitation, by way of issuance, sale, participation, pledge, gift, bequeath, intestate transfer, distribution, liquidation, merger or consolidation.

          "UNVESTED SHARES" means the number of Option Shares which have not vested in accordance with Sections 3 or 6 of this Agreement.

          "VESTED SHARES" means the number of Option Shares, if any, which have vested in accordance with Sections 3 or 6 of this Agreement.

          "VOLUNTARY TERMINATION" means the termination of Optionee's employment with the Company as a result of such Optionee's resignation without Good Reason.

           IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed an its behalf by its officer duly authorized to act on behalf of the Board, and the Optionee has personally executed is Agreement.

                                        GUITAR CENTER MANAGEMENT
                                          COMPANY, INC.

                                        By:  /s/ LAWRENCE E. THOMAS
                                             -----------------------------------
                                             Name:     Lawrence E. Thomas
                                             Title:    President


                                             /s/  MARTY ALBERTSON
                                             -----------------------------------
                                                       Marty Albertson